                                FOURTH AMENDMENT
              TO THE AMENDED AND RESTATED SERIES 2000-A SUPPLEMENT
                        TO THE MASTER FACILITY AGREEMENT

                  FOURTH AMENDMENT, dated as of October 7, 2004 ("Fourth Amendment"), among MARLIN LEASING CORPORATION, individually, and as the Servicer (in such capacity, the "Servicer"), MARLIN LEASING RECEIVABLES CORP. IV, as the Obligors' Agent ("MLR IV"), MARLIN LEASING RECEIVABLES IV LLC, as the Obligor ("MLR IV LLC"), DEUTSCHE BANK AG, NEW YORK BRANCH (in such capacity, the "Agent"), XL CAPITAL ASSURANCE INC. (in such capacity, the "Series Support Provider") and WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Trustee") to AMENDED AND RESTATED SERIES 2000-A SUPPLEMENT (as amended) to the MASTER LEASE RECEIVABLES ASSET-BACKED FINANCING FACILITY AGREEMENT.

                  PRELIMINARY STATEMENT. Reference is made to the Amended and Restated Series 2000-A Supplement, dated as of August 7, 2001 (as amended, the "Series Supplement"), among the Servicer, MLR IV, MLR IV LLC, the Agent, the Series Support Provider and the Trustee to the Master Lease Receivables Asset-Backed Financing Facility Agreement, dated as of December 1, 2000 (the "Master Agreement"), among the Servicer, MLR IV and the Trustee. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Series Supplement.

                  Each of the parties hereto has agreed to amend the Series Supplement as hereinafter set forth.

                  Section 1. Amendment to the Series Supplement. The Series Supplement is, effective as of the date hereof, hereby amended as follows:

(a) The defined term "Deficiency Amount" in Section 2.01 is hereby amended and restated in its entirety as follows:

         " "Deficiency Amount" means with respect to the Series 2000-A Notes (i) with respect to the third succeeding Settlement Date after any Settlement Date, the amount, if any, by which the Capped Monthly Interest for such third preceding Settlement Date related to such Settlement Date exceeded the aggregate amount of funds available and actually paid in respect of such Capped Monthly Interest on such Settlement Date, and which remains unpaid on such third succeeding Settlement Date after the related Settlement Date plus, (b) interest on each such amount accruing from the date of non-receipt of such amount to the date of payment by the Series Support Provider at the Late Payment Rate (as defined in the Insurance and Indemnity Agreement) and
         (ii) with respect to the XLCA Final Payment Date, an amount, if any, in U.S. Dollars, equal to the outstanding amount of the Series 2000-A Note Balance, in no event exceeding $125,000,000, as of such date, that remains unpaid."

(b) The defined term "Termination Date" in Section 2.01 is hereby amended and restated in its entirety as follows:

         " "Termination Date" means the earliest to occur of: (i) October 7, 2006, or such later date as the parties (with the express written consent of the Agent and Series Support Provider) may hereafter agree in accordance with Section 4.01(i), (ii) the day designated as the Termination Date by the Obligor on sixty (60) days' prior written notice to the Agent and the Series Support Provider, (iii) the day on which the Series Controlling Party declares the occurrence of the Termination Date or on which the Termination Date automatically occurs pursuant to Section 5.01, (iv) the date on which the financial strength rating of XL Capital Assurance Inc. is withdrawn, suspended or rated below "A" by Standard & Poor's or withdrawn, suspended or rated below "A2" by Moody's, (v) the 90th day following the date on which the Series Support Provider has delivered a written notice to the Transferor and the Agent to the effect that the most recent audit completed by the Series Support Provider or its designee of the Transferor's origination, servicing and documentation procedures has revealed to the Series Support Provider deficiencies which it reasonably believes creates a material adverse effect on the facility and (vi) a Hedge Counterparty fails to satisfy the definition thereof and is not replaced within fifteen (15) Business Days by a Person satisfying the definition thereof. "

(c) The defined term "Premium Letter" in Section 2.01 is hereby amended and restated in its entirety as follows:

         " "Premium Letter" means the Amended and Restated Premium Letter dated October 7, 2004 among the Series Support Provider, Marlin, MLR IV and MLR IV LLC, pursuant to which the Insurer Fee, Default Fee, Unused Fee and certain other amounts are to be paid to the Series Support Provider, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter. "

(d) The defined term "Fee Letter" in Section 2.01 is hereby amended and restated in its entirety as follows:

         " "Fee Letter" means that certain Amended and Restated Fee Letter dated as of October 7, 2004 by and among the Servicer, the Obligor, the Obligor's Agent and the Agent, as it may be amended, restated, supplemented or otherwise modified from time to time hereafter. "

(e)      The defined term "XLCA Final Payment Date" is hereby added to Section
         2.01 as follows:

         " "XLCA Final Payment Date" means the sixth Settlement Date following the day the final payment is due on the latest maturing Series 2000-A Contract."

(f) Section 3.07(b)(vi) is hereby amended and restated in its entirety as follows:

         " (vi) Series Controlling Party. Subject to the provisions of Section
         5.02 hereof, the parties hereto acknowledge that so long as no Series Support Provider Default shall have occurred and be continuing, the Series Support Provider shall be the "Series Controlling Party" with respect to the Series 2000-A Notes for purposes of the Master Agreement and this Series 2000-A Supplement and that if a Series Support Provider Default shall have occurred and be continuing, the Agent shall be the "Series Controlling Party" for purposes of the Master Agreement and this Series 2000-A Supplement so long as such Series Support Provider Default shall continue."

(g) Section 3.07(b)(xiii) is hereby amended and restated in its entirety as follows:

                  "Notwithstanding anything to the contrary in Section 9.02(a)(i) of the Master Agreement or elsewhere, the Series Controlling Party will have the sole and exclusive right, without the consent or approval of the Majority Control Parties or any other Person, to appoint a successor servicer with respect to the Series 2000-A Trust Estate at any time after the occurrence of a Series Event of Default with respect to the Series 2000-A Notes or after the termination or resignation of any party acting as Servicer."

(h) Section 3.10(a) is hereby amended and restated in its entirety as follows:

         " (a) If, on any Determination Date, the Trustee determines (based solely on information set forth in the related Servicer's Certificate), or is notified by the Agent and confirmed by the Trustee, that a Deficiency Amount exists (or will exist on the immediately following Settlement Date) in an amount greater than zero, the Trustee shall promptly (and, in any event, not later than the date that is two (2) Business Days prior to the related Settlement Date) notify the Series Support Provider in writing of such Deficiency Amount. Unless the Trustee shall have received written notice from the Series Support Provider to the effect that the Series Support Provider intends to make an Insurer Advance to the Series 2000-A Noteholders in respect of, and in the amount of, such Deficiency Amount on the related Settlement Date, the Trustee shall deliver to the Series Support Party a notice substantially in the form of Exhibit A to the Policy (the "Notice for Payment") as a claim for an Insured Amount in an amount equal to such Deficiency Amount. Such Notice for Payment shall be delivered in accordance with the terms of the Policy no later than 10:00 a.m., New York City time, on the second (2nd) Business Day immediately preceding such Settlement Date."

(i)      The following section 3.14 shall be added to Article III:

         "Section 3.14 Replacement of Servicer.

         (a) Notwithstanding anything in Section 9.05(b) of the Master Agreement or elsewhere, no termination or resignation of the Servicer shall be effective unless a successor servicer acceptable to the Series Controlling Party has accepted its appointment as Servicer.

         (b) For purposes of determining the rights of the Series Controlling Party for the Series 2000-A Notes to terminate the Servicer after the occurrence of a

         Servicer Termination Event, the words "so long as an Event of Servicer Termination shall be continuing," after the phrase "in each and every case" in Section 9.01(a) of the Master Agreement shall be disregarded."

(j)      The following Section 3.15 shall be added to Article III:

         "Section 3.15 Amendment of Master Agreement.

                  No supplement, amendment or modification of the Master Agreement pursuant to Section 13.01(b), Section 13.01(c) thereof or otherwise shall be effective with respect to the Series 2000-A Notes without the written consent of the Series Controlling Party for the Series 2000-A Notes."

(k)      The following section 3.16 shall be added to Article III:

         "Section 3.16 Payment on the Termination Date.

                  All principal of and accrued unpaid interest on the Series 2000-A Notes will be due and payable on the Termination Date."

(l)      The following section 3.17 shall be added to Article III:

         "Section 3.17 Subrogation of the Series Support Provider.

                  Subject only to the priority of payment provisions in Section
         3.03 and not in limitation of the Series Support Provider's equitable right of subrogation, the parties hereto acknowledge that, to the extent of any payment made by the Series Support Provider pursuant to the Policy or an Insurer Advance for which the Series Support Provider has not been reimbursed, the Series Support Provider is to be fully subrogated to the extent of such payment and any additional interest paid by the Series Support Provider to the Holders of the Series 2000-A Notes on any late payment, to the rights of the Holders of the Series 2000-A Notes to any moneys paid or payable in respect of the Series 2000-A Notes under the Series 2000-A Related Documents or otherwise. The parties hereto, and each Holder of any Series 2000-A Note, agree to such subrogation and, further, agree to execute such instruments and to take such actions as, in the sole judgment of the Series Support Provider, are necessary to evidence such subrogation and to perfect the rights of the Series Support Provider to receive any moneys paid or payable in respect of the Series 2000-A Notes under the Series 2000-A Related Documents or otherwise."

(m) The introductory sentence of Section 4.01(d) is hereby amended and restated in its entirety as follows:

         " (d) No Advance will be funded with respect to any Series 2000-A Contract nor shall any Collections Withdrawal (as defined below) take place unless: "

(n) Section 4.01(d)(iii) is hereby amended and restated in its entirety as follows:

         " (iii) after giving effect to the proposed Advance or Collections Withdrawal, the Net Investment shall not exceed the lesser of (x) the Borrowing Base and (y) the Maximum Series Limit as of such date; "

(o) Section 4.01(e) is hereby amended and restated in its entirety as follows:

         " (e) In addition to the provisions of paragraph (b) above, in which a pledge of additional Series 2000-A Contracts results in an increase in the Series 2000-A Note Balance, during the Revolving Period, a Pledge of additional Series 2000-A Contracts may also be funded from the monthly cash flow, as set forth in clause fourteenth of Section 3.03(a)(i) (any payment made pursuant to such clause fourteenth, a "Collections Withdrawal"). In connection with such a Pledge, the Obligor, upon satisfaction of the applicable conditions set forth in paragraphs (b), (c) and (d) above, may Pledge such additional Series 2000-A Contracts to the Trustee to hold in trust as part of the Series 2000-A Trust Estate without receiving any additional Advance Amount from the Purchasers, but in consideration of receiving the Advance Amount paid under clause fourteenth of Section 3.03(a)(i) hereof, by delivering a Pledge Notice to the Trustee, the Series Support Provider and the Agent, not less than three (3) Business Days prior to the proposed Pledge Date (which shall be a Settlement Date). "

(p) Section 5.01(r) is hereby amended and restated in its entirety as follows:

         " (r) Marlin's Tangible Net Worth as of the end of any calendar quarter is less than the sum of (x) $45,000,000 plus (y) 75% of all of Marlin's positive net income (less dividends accrued on preferred stock) earned since December 31, 2003;"

(q) Section 5.01(s) is hereby amended and restated in its entirety as follows:

         " (s) Marlin's Debt-to-Equity Ratio as of the end of any calendar quarter exceeds 10.0; "

(r) The third to last paragraph of Section 5.01 is hereby amended to add the words "pursuant to the preceding paragraph" immediately after the words "Termination Date" in the first sentence thereof.

(s) The second to last paragraph of Section 5.01 is hereby amended and restated in its entirety as follows:

         " Any Series Event of Default having occurred (other than a Series Event of Default described in subparagraph (l) of this Section 5.01) or any declaration of the Termination Date (other than a declaration of the Termination Date made by the Agent in connection with the occurrence of a Series Event of Default described in subparagraph (l) of this Section 5.01) may be waived or rescinded by the Series Controlling Party, on such terms and conditions as may be stipulated by the Series Controlling Party at such time. "

(t)      The following subsection (e) is hereby added to Section 6.03:

         " (e) notwithstanding anything to the contrary contained in this
         Section 6.03, no partial or complete tender pursuant to this Section
         6.03 shall be permitted unless either (x) XLCA consents thereto in its sole discretion or (y) all amounts due and to become due to XLCA pursuant to the Supplement, the Policy, the Premium Letter and the Insurance and Indemnity Agreement are paid in full and the Policy is cancelled."

(u) Except as amended by items (a) through (t) above, all provisions of the Series Supplement shall remain in full force and effect and are reconfirmed and ratified as of the date hereof.

                  Section 2. Conditions Precedent. This Fourth Amendment shall not become effective unless the following conditions have been met or waived:

                  (i) The Second Amendment to the First Amended and Restated Note Purchase Agreement shall have been duly executed by the parties thereto;

                  (ii) The Series Support Provider and the Agent shall have received such other instruments, agreements, documents, certificates and bring down opinions as it shall reasonably require in connection with this Fourth Amendment;

                  (iii) The Series Support Provider and the Agent shall have received confirmation from Standard and Poor's that the Series 2000-A program is still rated at least "BBB-" prior to giving consideration to the credit enhancement resulting from the Policy;

                  (iv) MLR IV LLC shall have paid all fees and costs required to be paid as set forth in the Proposal Letter dated August 17, 2004 from the Series Support Provider to the Servicer (as accepted by the Servicer on August 18, 2004); and

                  (v) No event has occurred and is continuing which constitutes a Series Event of Default or Event of Servicer Termination or would constitute a Series Event of Default or Event of Servicer Termination but for the requirement that notice be given or time elapse.

                  Section 3. Governing Law. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

                  Section 4. Headings. Section headings in this Fourth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fourth Amendment for any purpose.

                  Section 5. Counterparts. This Fourth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Fourth Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Fourth Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.

                  Section 6. Representations and Warranties. Each of the Servicer, MLR IV and MLR IV LLC reaffirms and restates the representations and warranties set forth in the Series Supplement and any agreement, document or instrument related thereto, and certifies that such representations and warranties are true and correct on the date hereof with the same force and effect as if made on such date, except as they may specifically refer to an earlier date, in which case they were true and correct as of such date. In addition, the Servicer, MLR IV and MLR IV LLC each represents and warrants (which representations and warranties shall survive the execution and delivery hereof) that (a) no Series Event of Default or Event of Servicer Termination (nor any event that but for notice or lapse of time or both would constitute an Series Event of Default or Event of Servicer Termination) shall have occurred and be continuing as of the date hereof nor shall any Series Event of Default or Event of Servicer Termination (nor any event that but for notice or lapse of time or both would constitute a Series Event of Default or Event of Servicer Termination) occur due to this Fourth Amendment becoming effective, (b) the Servicer, MLR IV and MLR IV LLC each has the corporate or other power and authority to execute and deliver this Fourth Amendment and has taken or caused to be taken all necessary corporate actions to authorize the execution and delivery of this Fourth Amendment, and (c) no consent of any other person (including, without limitation, shareholders, members or creditors of the Servicer, MLR IV or MLR IV LLC), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution and performance of this Fourth Amendment other than such that have been obtained.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to the Amended and Restated Series 2000-A Supplement to be fully executed by their respective officers as of the day and year first above written.

                                   MARLIN LEASING CORPORATION,
                                   in its individual capacity and as Servicer


                                   By:_________________________________________
                                      Name:
                                      Title:

                                   MARLIN LEASING RECEIVABLES CORP. IV, as the
                                   Obligors' Agent


                                   By:_________________________________________
                                      Name:
                                      Title:

                                   MARLIN LEASING RECEIVABLES IV LLC,
                                        as the Obligor

                                   By:  MARLIN LEASING RECEIVABLES
                                        CORP. IV,
                                        as Managing Member

                                   By:_________________________________________
                                      Name:
                                      Title:

                                   DEUTSCHE BANK AG, NEW YORK BRANCH, as Agent


                                   By:_________________________________________
                                      Name:
                                      Title:

                                   By:_________________________________________
                                      Name:
                                      Title:

                                   WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee


                                   By:_________________________________________
                                      Name:
                                      Title:

                                   XL CAPITAL ASSURANCE INC., as Series
                                   Support Provider


                                   By:_________________________________________
                                      Name:
                                      Title: